    As filed with the Securities and Exchange Commission on June 23, 1997

                                                    Registration No. 333-______

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ______________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                               SPX CORPORATION
           (Exact name of registrant as specified in its charter)

         Delaware                         3423                   38-1016240
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or        Classification Code Number)  Identification No.)
       organization)


                           700 Terrace Point Drive
                        Muskegon, Michigan 49443-3301
                         Telephone:  (616) 724-5000
   (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

   OPTIONS GRANTED PURSUANT TO INDIVIDUAL NON-QUALIFIED OPTION AGREEMENTS
                                     and
         RESTRICTED STOCK GRANTED PURSUANT TO INDIVIDUAL RESTRICTED
                              SHARES AGREEMENTS
                          (Full title of the plan)

                           Christopher J. Kearney
                Vice President, Secretary and General Counsel
                               SPX Corporation
                           700 Terrace Point Drive
                        Muskegon, Michigan 49443-3301
                         Telephone:  (616) 724-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 Copies to:

                           George C. McKann, Esq.
                          Gardner, Carton & Douglas
                     321 North Clark Street, Suite 3200
                          Chicago, Illinois  60610

                       CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                       Proposed Maximum      Proposed Maximum
Title of Securities    Amount to be   Offering Price Per    Aggregate Offering       Amount of
  to be Registered    Registered (1)        Share                 Price           Registration Fee
  ----------------    --------------  ------------------    ------------------    ----------------
Common Stock, par
value $10 per
share, issuable
upon exercise of
options granted to
various executive
officers under
Non-Qualified Stock
Option Agreements (2)     1,205,000          $59.9699           $72,263,729           $21,898

Common Stock, par
value $10 per
share, granted to
various executive
officers under
Restricted Shares
Agreements (3)              155,000          $67.1875           $10,414,063           $ 3,156
                          ---------                                                   -------
      TOTAL               1,360,000                                                   $25,054
--------------------------------------------------------------------------------------------------

(1) Together with an indeterminable number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to 17 C.F.R. Section 230.416.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $59.9699 per share.

(3) Estimated in accordance with Rule 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices reported on the New York Stock Exchange on June 18, 1997.

                               SPX CORPORATION

                      REGISTRATION STATEMENT ON FORM S-8

                                   PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference in to this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

        1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

        2. The Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 1997;

        3. The Registrant's Current Reports on Form 8-K dated February 21, 1997 and April 25, 1997; and

        4. The description of Registrant's Common Stock contained in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, as stated in Article Fourth of the Registrant's Restated Certificate of Incorporation, which is attached as Exhibit No. 3 thereto.

        In addition, each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.      DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Peter H. Merlin, who is a director of the Company and a partner of Gardner, Carton & Douglas, which is delivering the opinion filed as Exhibit 5.1 to this Registration Statement, beneficially owned 11,836 shares of the Company's Common Stock as of March 14, 1997.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law provides that the Company may, and in some circumstances must, indemnify the directors and officers of the Company against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions therein set forth. Substantially similar provisions that require such indemnification are contained in Article Thirteenth of the Company's Restated Certificate of Incorporation. Article Thirteenth of the Company's Restated Certificate of Incorporation also contains provisions limiting the liability of the Company's directors in certain instances. In addition , the Company has purchased insurance as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act of 1933, as amended (the "Act").

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8.      INDEX TO EXHIBITS.

        Exhibit Number      Description of Document
        --------------      -----------------------

             4.1 Rights Agreement dated as of June 25, 1996 between the Company and The Bank of New York, as Rights Agents, relating to Rights to purchase Preferred Stock under certain circumstances, incorporated herein by reference from the Company's Registration Statement on Form 8-A filed on
                             June 26, 1996.

             5.1 Opinion of Gardner, Carton & Douglas regarding legality of securities

            23.1             Consent of Arthur Andersen LLP

            23.2 Consent of Gardner, Carton & Douglas (included in exhibit 5.1)

            24.1             Powers of Attorney (included on signature page)

_____________

ITEM 9.      UNDERTAKINGS.

        (a)  The undersigned Registrant hereby undertakes:

             (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
        Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offering herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any section, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muskegon, State of Michigan, on this 23rd day of June 1997.

                          SPX CORPORATION

                          By: /s/  Patrick J. O'Leary
                              -------------------------------------------
                                         Patrick J. O'Leary
                              Vice President Finance, Treasurer and Chief
                              Financial and Accounting Officer

                              POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John B. Blystone, Christopher J. Kearney, James M. Sheridan or Patrick J. O'Leary, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 23rd day of June 1997.


     /s/  John B. Blystone                 /s/   Patrick J. O'Leary
-------------------------------------  --------------------------------------
          John B. Blystone                       Patrick J. O'Leary
       Chairman, President and                 Vice President Finance
       Chief Executive Officer             Treasurer and Chief Financial
             Director                      Officer and Accounting Officer


     /s/  J. Kermit Campbell               /s/   Sarah R. Coffin
-------------------------------------  --------------------------------------
          J. Kermit Campbell                     Sarah R. Coffin
               Director                             Director


     /s/  Frank A. Ehmann                  /s/   Edward D. Hopkins
-------------------------------------  --------------------------------------
          Frank A. Ehmann                        Edward D. Hopkins
               Director                             Director


     /s/  Charles E. Johnson II            /s/   Ronald L. Kerber
-------------------------------------   -------------------------------------
          Charles E. Johnson                     Ronald L. Kerber
               Director                             Director


     /s/  Peter H. Merlin                  /s/   David P. Williams
-------------------------------------   -------------------------------------
          Peter H. Merlin                        David P. Williams
               Director                             Director

                              INDEX TO EXHIBITS

Exhibit Number        Description of Document
--------------        -----------------------

     4.1 Rights Agreement dated as of June 25, 1996 between the Company and The Bank of New York, as Rights Agents, relating to Rights to purchase Preferred Stock under certain circumstances, incorporated herein by reference from the Company's Registration Statement on Form 8-A filed on June 26, 1996.

     5.1 Opinion of Gardner, Carton & Douglas regarding legality of securities

     23.1             Consent of Arthur Andersen LLP

     23.2 Consent of Gardner, Carton & Douglas (included in exhibit 5.1)

     24.1             Powers of Attorney (included on signature page)

_____________